Exhibit 10.53
Execution Version
FIFTH AMENDMENT TO AMENDED AND RESTATED SALE AND SERVICING AGREEMENT
     This Fifth Amendment (this “Amendment”) to the Amended and Restated Sale and Servicing Agreement referenced below is entered into as of December 29, 2005, among CapitalSource Funding II Trust, a Delaware statutory trust, as Issuer (the “Issuer”), CS Funding II Depositor LLC, a Delaware limited liability company and successor by merger to CS Funding II Depositor Inc., a Delaware corporation, (as successor-in-interest to CS Funding II Depositor LLC, a Delaware limited liability company), as Depositor (in such capacity, the “Depositor”), CapitalSource Finance LLC, a Delaware limited liability company (“CapitalSource”), as Loan Originator (in such capacity, the “Loan Originator”) and as Servicer (in such capacity, the “Servicer”) and Wells Fargo Bank, National Association, a national banking association, as Indenture Trustee on behalf of the Noteholders (in such capacity, the “Indenture Trustee”), as Paying Agent (in such capacity, the “Paying Agent”), as Collateral Custodian (in such capacity, the “Collateral Custodian”) and as Backup Servicer (in such capacity, the “Backup Servicer”).
R E C I T A L S:
     WHEREAS, the Issuer, the Depositor, CapitalSource, the Loan Originator, the Servicer, the Indenture Trustee, the Paying Agent, the Collateral Custodian and the Backup Servicer are parties to the Amended and Restated Sale and Servicing Agreement, dated as of September 17, 2003 and amended and restated as of October 7, 2004 (as amended, supplemented and otherwise modified from time to time including by this Amendment, the “Sale and Servicing Agreement”);
     WHEREAS, the parties hereto desire to amend the Sale and Servicing Agreement pursuant to Section 13.02(b) thereof as more specifically set forth below;
     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     Section 1. Amendments to the Sale and Servicing Agreement. Upon the execution and delivery of this Amendment by all parties hereto and satisfaction of the conditions precedent set forth herein, the Sale and Servicing Agreement is hereby amended as follows:
          (a) Section 1.01 of the Sale and Servicing Agreement is hereby amended by amending and restating the following definitions contained therein in their entirety:
          Borrowing Base:
          On any date of determination prior to the Noteholder SS Advance Ineligible Date, the sum of:
(i)	the product of (A) the outstanding unpaid principal balance of all Eligible Loans included in the Loan Pool (other than the CIG Loan) prior to such date of determination minus the amount (calculated without duplication) by which such Eligible Loans exceed any applicable Concentration Limitations and minus, with respect to Charged-Off Loans, (x) 50% of the outstanding unpaid principal balance of all Charged-Off Loans for which any Scheduled Payment is at least ninety (90) days but less than one hundred eighty (180) days delinquent as of such date of determination and (y) the outstanding unpaid principal balance of all Charged-Off Loans that are Charged-Off Loans for any reason other than the Scheduled Payment delinquency referenced in clause (x) above and (B) the applicable Purchase Price Percentage, and

(ii)	the amount on deposit in the Principal Collections Account on such date of determination, but only to the extent such amount has been applied to reduce the outstanding principal balance of the related Loans (without duplication), and

(iii)	until the CIG Loan Ineligible Date, an amount equal to the lesser of (A) Sixty Million Dollars ($60,000,000), and (B) the product of (x) the then unpaid principal balance of all CIG Underlying Loans, and (y) sixty percent (60%)
and, on any date of determination on or after the Noteholder SS Advance Ineligible Date, the sum of:
(i) the product of (A) the outstanding unpaid principal balance of all Eligible Loans included in the Loan Pool (other than the CIG Loan) prior to such date of determination minus the amount (calculated without duplication) by which such Eligible Loans exceed any applicable Concentration Limitations and minus, with respect to Charged-Off Loans, (x) 50% of the outstanding unpaid principal balance of all Charged-Off Loans for which any Scheduled Payment is at least ninety (90) days but less than one hundred eighty (180) days delinquent as of such date of determination and (y) the outstanding unpaid principal balance of all Charged-Off Loans that are Charged-Off Loans for any reason other than the Scheduled Payment delinquency referenced in clause (x) above and (B) the applicable Purchase Price Percentages (determined on such date), and
(ii) the amount on deposit in the Principal Collections Account on such date of determination, but only to the extent such amount has been applied to reduce the outstanding principal balance of the related Loans (without duplication), and
(iii) until the CIG Loan Ineligible Date, an amount equal to the lesser of (A) Sixty Million Dollars ($60,000,000), and (B) the product of (x) the then unpaid principal balance of all CIG Underlying Loans, and (y) sixty percent (60%).

          Eligible Loan: With respect to any date of determination, each of the following: (i) any Loan (other than the CIG Loan) which complies with the representations and warranties set forth in Section 3.04 with respect to such Loan and (ii) until the CIG Loan Ineligible Date, the CIG Loan and (iii) until the Noteholder SS Advance Ineligible Date, each SS Underlying Loan.
          LIBOR Margin: For each day prior to the Noteholder SS Advance Ineligible Date, 0.50% and, for each day on or after the Noteholder SS Advance Ineligible Date, 0.75% in each case with respect to all Notes other than the Incremental Note; provided that an additional 3.00% shall be added to the applicable LIBOR Margin upon the occurrence of an Event of Default or a Trigger Event.
          Purchase Price Percentage: On any Business Day prior to the Noteholder SS Advance Ineligible Date, 90% with respect to all Eligible Loans, and on any Business Day on or after the Noteholder SS Advance Ineligible Date, with respect to each Loan, a percentage determined as follows:
     (a) with respect to all Senior Secured Loans assigned Loan Rating 1, Loan Rating 2, Loan Rating 3 or Loan Rating 4, 80%;
     (b) with respect to all Subordinated Loans assigned Loan Rating 1, Loan Rating 2, Loan Rating 3 or Loan Rating 4, 50%;
     (c) with respect to all Senior Secured Loans assigned Loan Rating 5, 50%;
     (d) with respect to all Subordinated Loans assigned Loan Rating 5, 25%; and
     (e) with respect to all Loans assigned Loan Rating 6, 0%.
          Required Overcollateralization Amount: With respect to any Business Day prior to the Noteholder SS Advance Ineligible Date, an amount equal to the positive difference between (i) the Pool Principal Balance on such Business Day and (ii) the Pool Purchase Price (reduced by the amount, without duplication, of any Loan in excess of the Concentration Limitations) and, with respect to any Business Day on or after the Noteholder SS Advance Ineligible Date, an amount equal to the greatest of (a) the positive difference between (i) the Pool Principal Balance on such Business Day and (ii) the Pool Purchase Price (reduced by the amount, without duplication, of any Loan in excess of the Concentration Limitations); (b) an amount equal to 25% of the aggregate Principal Balance of the Eligible Loans; and (c) the Required Equity Contribution).
          (b) Section 1.01 of the Sale and Servicing Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:
          Fifth Amendment Effective Date: December 29, 2005.

          Noteholder SS Advance: Each advance of funds made by the Noteholders to the Issuer pursuant to the terms of the Basic Documents that allow the Issuer to fund or maintain its investment in any SS Underlying Loan.
          Noteholder SS Advance Ineligible Date: The earlier to occur of (i) the consummation of a term loan securitization involving some or all of the SS Underlying Loans or (ii) March 31, 2006.
          SS Underlying Loan: Each of the loans sold and transferred to the Issuer in connection with the payment of a Noteholder SS Advance. A listing of such loans as of the Fifth Amendment Effective Date is set forth on Exhibit M hereto.
          (c) Section 1.01 of the Sale and Servicing Agreement is hereby amended to add the following new clause at the end of the definition of “Concentration Limitations” set forth therein:
     “Notwithstanding the foregoing or anything to the contrary contained herein, at any time prior to the Noteholder SS Advance Ineligible Date the only Concentration Limitation shall be that the aggregate Principal Balance of all Loans made to a single Obligor shall not exceed 2.75% of the outstanding unpaid principal balance of all Eligible Loans included in the Loan Pool and none of the limitations, baskets or criteria otherwise listed in this definition of “Concentration Limitations” shall be applicable for any purpose.”
          (d) Section 2.04(d) of the Sale and Servicing Agreement is hereby amended by deleting the phrase “five (5) Business Days” contained therein and replacing such phrase with “fifteen (15) days (if prior to the Noteholder SS Advance Ineligible Date) and five (5) Business Days (if on or after the Noteholder SS Advance Ineligible Date)”.
          (e) Section 3.04 of the Sale and Servicing Agreement is hereby amended to add the following new clause “(tt)” at the end thereof:
     “(tt) with respect to each SS Underlying Loan, except as set forth in Exhibit N hereto, the Loan Originator makes, mutatis mutandis, the applicable representations and warranties set forth in clauses (a) through (qq) of this Section 3.04 with respect to each SS Underlying Loan.”
          (f) Section 7.01(b) of the Sale and Servicing Agreement is hereby amended by amending and restating said subsection in its entirety:
     “(b) CapitalSource may not exceed a maximum leverage ratio (the ratio of total consolidated liabilities (exclusive of non-recourse debt and holding company TRUPS securities but including, without limitation, any convertible debt), determined in accordance with GAAP, to its consolidated Tangible Net Worth) of 6:1 as of any date of determination.”

          (g) The Sale and Servicing Agreement is amended to add a new Exhibit M and Exhibit N in the form of Annex I and Annex II, respectively, attached hereto.
     Section 2. Representations and Warranties. Each of the Issuer, the Depositor, the Servicer and the Loan Originator hereby represents and warrants that (i) it has the power and is duly authorized to execute and deliver this Amendment, (ii) this Amendment has been duly authorized, executed and delivered, (iii) it is and will continue to be duly authorized to perform its respective obligations under the Basic Documents and this Amendment, (iv) the execution, delivery and performance by it of this Amendment shall not (1) result in the breach of, or constitute (alone or with notice or with the lapse of time or both) a default under, any material agreement or instrument to which it is a party, (2) violate (A) any provision of law, statute, rule or regulation, or organizational documents or other constitutive documents, (B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which it is a party or by which it or any of its property is or may be bound, or (3) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Issuer other than pursuant to the Basic Documents, (v) this Amendment and each of the Basic Documents to which it is a party or by which it or its assets may be or is bound constitutes its legal, valid and binding obligations, enforceable against it (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity), (vi) except as publicly disclosed, there are no actions, suits, investigations (civil or criminal) or proceedings at law or in equity or by or before any Governmental Authority pending or, to its knowledge, threatened against or affecting it or any of its business, property or rights (1) which involve any Basic Document or the Loan Documents or (2) which would be materially likely to result in a Material Adverse Effect, (vii) it is not in default or violation with respect to any law, rule or regulation, judgment, writ, injunction or decree order of any court, governmental authority, regulatory agency or arbitration board or tribunal and, with respect to the Loan Originator and Depositor, the effect of which would have a material adverse effect on its business, assets, operations or financial condition and (viii) no Termination Event, Default or Event of Default has occurred or is continuing. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Sale and Servicing Agreement shall remain in full force and effect and are hereby ratified in all respects. The Noteholder and the Certificateholder do not object to the execution of this Amendment by Wilmington Trust Company or the Issuer.
     Section 3. No Reliance. Each of the Loan Originator, the Depositor and the Issuer hereby acknowledges that it has not relied on the Noteholder, the Hedge Counterparty or the Certificateholder or any of their respective officers, directors, employees, agents and “control persons” as such term is used under the Act and under the Securities Exchange Act of 1934, as amended, for any tax, accounting, legal or other professional advice in connection with the transactions contemplated by this Amendment or the Basic Documents, that each of the Loan Originator, the Depositor and the Issuer has retained and been advised by such tax, accounting, legal and other professionals as it has deemed necessary in connection with the transactions contemplated by this Amendment and the Basic Documents and that each of the Noteholder, the Hedge Counterparty and the Certificateholder makes no representation or warranty, and shall have no liability with respect to, the tax, accounting or legal treatment or implications relating to the transactions contemplated by this Amendment and the Basic Documents.

     Section 4. Defined Terms; Headings. All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided herein or in the Sale and Servicing Agreement. The headings of the various Sections of this Amendment have been inserted for convenience of reference only and shall not be deemed to be part of this Amendment.
     Section 5. Limited Amendment. This Amendment is limited precisely as written and shall not be deemed to (a) be a consent to a waiver or any other term or condition of the Sale and Servicing Agreement, the other Basic Documents or any of the documents referred to therein or executed in connection therewith or (b) prejudice any right or rights the Noteholders or the Hedge Counterparties may now have or may have in the future under or in connection with the Sale and Servicing Agreement, the other Basic Documents or any documents referred to therein or executed in connection therewith. Whenever the Sale and Servicing Agreement is referred to in the Sale and Servicing Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Sale and Servicing Agreement, as the case may be, as modified by this Amendment. Except as hereby amended, no other term, condition or provision of the Sale and Servicing Agreement shall be deemed modified or amended, and this Amendment shall not be considered a novation.
     Section 6. Construction; Severability. This Amendment is a document executed pursuant to the Sale and Servicing Agreement and shall (unless otherwise expressly indicated therein) be construed, administered or applied in accordance with the terms and provisions thereof. If any one or more of the covenants, agreements, provisions or terms of this Amendment shall be held invalid in a jurisdiction for any reason whatsoever, then, in such jurisdiction, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Amendment.
     Section 7. Counterparts; Facsimile Signature. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. The parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party.
     Section 8. Governing Law. This Amendment shall be governed and construed in accordance with the applicable terms and provisions of Section 13.05 (Governing Law) of the Sale and Servicing Agreement, which terms and provisions are incorporated herein by reference.
     Section 9. Instructions to Owner Trustee; Limitation on Liability. The Issuer hereby instructs the Owner Trustee, pursuant to Section 6.3 of the Trust Agreement, to execute and deliver this Amendment. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of CapitalSource Funding II Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.
     Section 10. Recordation of Amendment. To the extent permitted by applicable law, this Amendment, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Securityholders’ expense on direction of the Majority Noteholders but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Securityholders or is necessary for the administration or servicing of the Loans.
     Section 11. Successor and Assigns. This Amendment shall be governed by, subject to and construed in accordance with the applicable terms and provisions of Section 13.10 (Successor and Assigns) of the Sale and Servicing Agreement, which terms and provisions are incorporated herein by reference.
[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to the Amended and Restated Sale and Servicing Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

CAPITALSOURCE FUNDING II TRUST,
By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee
By:	/s/ Joann A. Rozell
Name:	Joann A. Rozell
Title:	Assistant Vice President

CS FUNDING II DEPOSITOR LLC (as successor by merger to CS Funding II Depositor Inc.), as Depositor

By:	/s/ Thomas A. Fink
Name:	Thomas A. Fink
Title:	Chief Financial Officer and Senior Vice President

CAPITALSOURCE FINANCE LLC, as CapitalSource, Loan Originator and Servicer

By:	/s/ Thomas A. Fink
Name:	Thomas A. Fink
Title:	Chief Financial Officer and Senior Vice President
[Signature Pages to Fifth Amendment to Amended and Restated Sale and Servicing Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to Wells Fargo Bank Minnesota, National Association as Indenture Trustee, Collateral Custodian, Paying Agent and Backup Servicer

By:	/s/ Joe Nardi
Name:	Joe Nardi
Title:	Vice President
[Signature Pages to Fifth Amendment to Amended and Restated Sale and Servicing Agreement]

ACKNOWLEDGED AND AGREED:

CITIGROUP GLOBAL MARKETS REALTY CORP., as sole Noteholder

By:	/s/ John Eck
Name:	John Eck
Title:	Authorized Signer

CAPITALSOURCE FINANCE LLC, as sole Certificateholder

By:	/s/ Thomas A. Fink
Name:	Thomas A. Fink
Title:	Chief Financial Officer and Senior Vice President
[Signature Pages to Fifth Amendment to Amended and Restated Sale and Servicing Agreement]